EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.
EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Ronald J. Seiffert, Chairman, President and Chief Executive Officer (814) 726-2140
William W. Harvey, Jr., Senior Executive Vice President and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces Second Quarter 2020 Earnings and Quarterly Dividend

Warren, Pennsylvania — July 27, 2020

Northwest Bancshares, Inc., (the "Company"), (NasdaqGS: NWBI) announced a net loss for the quarter ended June 30, 2020 of $6.2 million, or $(0.05) per diluted share. This represents a decrease of $32.6 million, or 123.5%, compared to the same quarter last year when net income was $26.4 million or $0.25 per diluted share. The annualized returns on average shareholders’ equity and average assets for the quarter ended June 30, 2020 were (1.63)% and (0.18)% compared to 8.01% and 1.02% for the same quarter last year. As noted in our non-GAAP reconciliation, when adjusting for COVID-related provision expense and acquisition-related costs, non-GAAP net income was approximately $30.2 million, or $0.25, per diluted share, which would represent an increase over the same quarter in the prior year of $3.0 million, or 11.0%, and result in a return on average shareholders’ equity of 7.95% and a return on average assets of 0.89%.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.19 per share payable on August 14, 2020 to shareholders of record as of August 6, 2020.  This is the 103rd consecutive quarter in which the Company has paid a cash dividend. Based on the market value of the Company's common stock as of June 30, 2020, this represents an annualized dividend yield of approximately 7.43%.

In making this announcement, Ronald J. Seiffert, Chairman, President and CEO, noted, "Obviously we are disappointed to report a loss for the quarter. However, as we assess the reasons for this loss, there is certainly cause for optimism as we enter the second half of the year. The primary drivers behind the quarterly loss are threefold. First, COVID-related loan loss provisions driven by a deteriorated economic forecast, which we estimate accounted for approximately $21.3 million of our elevated provision expense. Second, our loan loss provision expense during the quarter was also negatively impacted by the recording of provision expense for our MutualBank acquisition of approximately $18.2 million as promulgated by ASU 2016-13, also known as CECL. CECL requires an additional estimated loan loss provision or the “double count” for certain loans when integrating an acquisition. Third, acquisition costs of $9.7 million associated with the close and integration of MutualBank during the quarter negatively affected results as well. It should be noted, however, that year-to-date acquisition costs of $12.1 million were lower than originally projected."

Mr. Seiffert continued, "Assuming the current economic environment continues to remain stable, we believe that we have adequately provided for potential future losses during the first half of the year and have been able to do so with current earnings. In addition, as depicted in the attached non-GAAP pro forma financials, core quarterly earnings of approximately $30.2 million are strong and position us well for the remainder of the year. We are also fortunate to possess a robust capital position which has enabled us to maintain our regular quarterly cash dividend to common stock shareholders.”

Mr. Seiffert concluded, "While most of our back-office and regional headquarter personnel continue to work effectively from home out of an abundance of caution, all of our branch offices have been re-opened for business as usual and we are very pleased, once again to offer our award-winning service to our loyal customers. I am so very honored and proud to be associated with our dedicated employees, our talented management team and our engaged Board of Directors who have all risen to the occasion during these extremely challenging times. They continue to stand tall in the face of adversity to service our customers and communities."

Net interest income increased by $5.5 million, or 5.9%, to $98.1 million for the quarter ended June 30, 2020, from $92.6 million for the quarter ended June 30, 2019, primarily due to a $3.1 million, or 25.2%, decrease in interest expense on deposits as well as a $587,000, or 34.1%, decrease in interest expense on borrowed funds. This decrease in interest expense was due to a decline in market interest rates when compared to the prior year, resulting in a decrease in the cost of our interest-bearing liabilities to 0.48% for the quarter ended June 30, 2020 from 0.82% for the quarter ended June 30, 2019. Also contributing to the increase in net interest income was a $2.1 million, or 2.1%, increase in interest income on loans receivable primarily due to an increase of $1.606 billion, or 18.7%, in the average balance of loans as a result of the acquisition of MutualBank on April 24,

2020. Despite the overall increase in net interest income due primarily to balance sheet growth, the net interest margin decreased to 3.38% for the quarter ended June 30, 2020 from 3.91% for the same quarter last year as interest earning asset yields decreased to 3.75% for the quarter ended June 30, 2020 from 4.53% for the quarter ended June 30, 2019. Contributing to the decline in asset yields, was the increase in average cash balances of $602.9 million, earning just 0.12%, due to deposit growth associated with Payroll Protection Program ("PPP") loan funds and consumer stimulus checks. In addition, PPP loan balances of approximately $450.0 million with coupon rates of 1.00%, has negatively impacted overall interest earning asset yields.

 The provision for loan losses increased by $47.1 million to $51.8 million for the quarter ended June 30, 2020, from $4.7 million for the quarter ended June 30, 2019. During the current year, the Company adopted CECL, which requires that all financial assets measured at amortized cost be presented at the net amount expected to be collected inclusive of the entity's current estimate of all lifetime expected credit losses. In addition, the estimated economic impact of COVID-19 caused us to increase our provision expense for the quarter by approximately $21.3 million and provision expense for the integration of MutualBank loans amounted to approximately $18.2 million.

Noninterest income increased by $12.1 million, or 51.9%, to $35.5 million for the quarter ended June 30, 2020, from $23.4 million for the quarter ended June 30, 2019.  This increase was primarily due to the increase in mortgage banking income of $11.8 million to $12.0 million for the quarter ended June 30, 2020 from $188,000 for the quarter ended June 30, 2019. This increase was due to continued efforts to expand our secondary market sales capabilities over the last year, as well as an interest rate environment conducive to refinance activity and attractive secondary market pricing. In addition, there was a $379,000 increase, or 8.5%, in trust and other financial services income primarily due to additional trust fee income in our Indiana region as a result of the acquisition of MutualBank.

Noninterest expense increased by $11.7 million, or 15.0%, to $89.2 million for the quarter ended June 30, 2020, from $77.5 million for the quarter ended June 30, 2019. This increase resulted primarily from an increase in acquisition expense of $8.6 million over the prior year, due to expenses incurred as a result of the acquisition of MutualBank on April 24, 2020. Also contributing to the increase was a $4.6 million increase in other expenses primarily due to the reserve for unfunded commitments during the second quarter of 2020 as a result of an increase in unfunded commitments and the estimated economic impact of COVID-19. Partially offsetting this increase was a decrease of $2.0 million, or 4.7%, in compensation and employee benefits primarily due to an increase in deferred loan costs directly related to the origination of PPP loans during the current quarter.

The provision for income taxes decreased by $8.5 million, or 115.4%, to $(1.1) million for the quarter ended June 30, 2020, from $7.4 million for the quarter ended June 30, 2019. This decrease was due primarily to the decrease in net income before taxes by $41.1 million, or 121.7%.

Headquartered in Warren, Pennsylvania, Northwest Bancshares, Inc. is the holding company of Northwest Bank. Founded in 1896, Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, employee benefits and wealth management services, as well as the fulfillment of business and personal insurance needs. As of June 30, 2020, Northwest operated 205 full-service community banking offices and eight free standing drive-through facilities in Pennsylvania, New York, Ohio and Indiana. Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market (“NWBI”). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed on-line at www.northwest.com.

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Forward-Looking Statements - This release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses or the ability to complete sales transactions; (7) increased risk associated with commercial real-estate and business loans; and (8) the effect of any pandemic, including COVID-19, war or act of terrorism.  Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (Unaudited)
(dollars in thousands, except per share amounts)

	June 30, 2020	December 31, 2019	June 30, 2019
Assets
Cash and cash equivalents	$837,227	60,846	106,988
Marketable securities available-for-sale (amortized cost of $1,176,258, $815,495 and $850,248, respectively)	1,198,792	819,901	854,765
Marketable securities held-to-maturity (fair value of $17,245, $18,223 and $20,676, respectively)	16,415	18,036	20,414
Total cash and cash equivalents and marketable securities	2,052,434	898,783	982,167

Residential mortgage loans held-for-sale	34,118	7,709	—
Residential mortgage loans	3,188,637	2,860,418	2,899,164
Home equity loans	1,450,370	1,342,918	1,314,947
Consumer loans	1,518,119	1,125,132	1,011,424
Commercial real estate loans	3,308,824	2,754,390	2,808,153
Commercial loans	1,358,719	718,107	703,194
Total loans receivable	10,858,787	8,808,674	8,736,882
Allowance for credit losses	(140,586)	(57,941)	(53,107)
Loans receivable, net	10,718,201	8,750,733	8,683,775

Federal Home Loan Bank stock, at cost	25,542	14,740	14,966
Accrued interest receivable	40,510	25,755	28,742
Real estate owned, net	1,897	950	2,070
Premises and equipment, net	166,966	147,409	148,973
Bank-owned life insurance	251,897	189,091	186,870
Goodwill	386,044	346,103	344,720
Other intangible assets, net	23,381	23,076	24,112
Other assets	178,212	97,268	89,088
Total assets	$13,845,084	10,493,908	10,505,483
Liabilities and shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$2,686,487	1,609,653	1,944,550
Interest-bearing demand deposits	2,632,310	1,944,108	1,670,983
Money market deposit accounts	2,327,286	1,863,998	1,784,437
Savings deposits	1,993,761	1,604,838	1,683,551
Time deposits	1,823,097	1,569,410	1,600,372
Total deposits	11,462,941	8,592,007	8,683,893

Borrowed funds	440,079	246,336	171,677
Junior subordinated debentures	128,630	121,800	121,757
Advances by borrowers for taxes and insurance	58,559	44,556	54,507
Accrued interest payable	1,389	1,142	1,207
Other liabilities	222,637	134,782	138,854
Total liabilities	12,314,235	9,140,623	9,171,895
Shareholders’ equity
Preferred stock, $0.01 par value: 50,000,000 shares authorized, no shares issued	—	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 127,838,400, 106,859,088, and 106,614,607 shares issued and outstanding, respectively	1,278	1,069	1,066
Paid-in capital	1,023,083	805,750	798,942
Retained earnings	530,928	583,407	562,799
Accumulated other comprehensive loss	(24,440)	(36,941)	(29,219)
Total shareholders’ equity	1,530,849	1,353,285	1,333,588
Total liabilities and shareholders’ equity	$13,845,084	10,493,908	10,505,483

Equity to assets	11.06%	12.90%	12.69%
Tangible common equity to assets	8.35%	9.72%	9.52%
Book value per share	$11.97	12.66	12.51
Tangible book value per share	$8.77	9.21	9.05
Closing market price per share	$10.23	16.63	17.61
Full time equivalent employees	2,518	2,209	2,238
Number of banking offices	213	181	182

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(dollars in thousands, except per share amounts)

	Quarter ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019

Interest income:
Loans receivable	$103,012	94,973	97,866	101,091	100,917
Mortgage-backed securities	4,038	4,175	4,237	4,188	4,280
Taxable investment securities	439	648	683	884	898
Tax-free investment securities	564	185	201	224	237
FHLB dividends	309	262	262	307	316
Interest-earning deposits	185	135	169	172	159
Total interest income	108,547	100,378	103,418	106,866	106,807
Interest expense:
Deposits	9,336	11,403	12,893	13,694	12,484
Borrowed funds	1,133	1,747	1,580	2,236	1,720
Total interest expense	10,469	13,150	14,473	15,930	14,204
Net interest income	98,078	87,228	88,945	90,936	92,603
Provision for credit losses	51,750	27,637	8,223	3,302	4,667
Net interest income after provision for credit losses	46,328	59,591	80,722	87,634	87,936
Noninterest income:
Gain/(loss) on sale of investments	(8)	181	27	—	29
Gain on sale of loans	—	1,302	908	826	—
Service charges and fees	13,069	15,116	14,125	13,558	13,339
Trust and other financial services income	4,823	5,001	4,517	4,609	4,444
Insurance commission income	2,395	2,372	1,858	1,887	2,145
Gain/(loss) on real estate owned, net	(97)	(91)	86	(227)	91
Income from bank-owned life insurance	1,248	1,036	1,121	1,095	1,197
Mortgage banking income	12,022	1,194	1,494	1,921	188
Other operating income	2,044	1,865	4,077	2,500	1,930
Total noninterest income	35,496	27,976	28,213	26,169	23,363
Noninterest expense:
Compensation and employee benefits	40,049	42,746	42,074	40,816	42,008
Premises and occupancy costs	7,195	7,471	7,051	7,061	7,387
Office operations	3,711	3,382	4,097	3,197	3,708
Collections expense	644	474	566	747	939
Processing expenses	11,680	11,142	10,263	11,122	10,634
Marketing expenses	2,047	1,507	1,010	1,373	2,729
Federal deposit insurance premiums	1,618	—	—	(702)	681
Professional services	2,825	2,812	3,533	3,032	3,198
Amortization of intangible assets	1,760	1,651	1,634	1,702	1,760
Real estate owned expense	89	95	72	119	128
Restructuring/acquisition expense	9,679	2,458	1,114	23	1,105
Other expenses	7,866	4,873	5,157	2,106	3,235
Total noninterest expense	89,163	78,611	76,571	70,596	77,512
Income/(loss) before income taxes	(7,339)	8,956	32,364	43,207	33,787
Income tax expense/(benefit)	(1,139)	1,017	6,773	9,793	7,404
Net income/(loss)	(6,200)	7,939	25,591	33,414	26,383

Basic earnings per share	$(0.05)	0.08	0.24	0.32	0.25
Diluted earnings per share	$(0.05)	0.07	0.24	0.31	0.25

Weighted average common shares outstanding - basic	121,480,563	105,882,553	105,627,194	105,517,707	105,233,635
Weighted average common shares outstanding - diluted	121,480,563	106,148,247	106,306,615	106,270,544	106,258,215

Annualized return on average equity	(1.63)%	2.37%	7.52%	9.90%	8.01%
Annualized return on average assets	(0.18)%	0.30%	0.97%	1.25%	1.02%
Annualized return on tangible common equity **	(2.22)%	3.28%	10.32%	13.46%	10.97%

Efficiency ratio *	58.19%	64.67%	63.01%	58.81%	64.37%
Annualized noninterest expense to average assets *	2.30%	2.83%	2.80%	2.59%	2.88%
* Excludes restructuring/acquisition expenses and amortization of intangible assets (non-GAAP).
** Excludes goodwill and other intangible assets (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(dollars in thousands, except per share amounts)

	Six months ended June 30,
	2020	2019
Interest income:
Loans receivable	$197,985	195,852
Mortgage-backed securities	8,213	8,245
Taxable investment securities	1,087	1,834
Tax-free investment securities	749	419
FHLB dividends	571	487
Interest-earning deposits	320	259
Total interest income	208,925	207,096
Interest expense:
Deposits	20,739	22,629
Borrowed funds	2,880	3,882
Total interest expense	23,619	26,511
Net interest income	185,306	180,585
Provision for credit losses	79,387	11,134
Net interest income after provision for credit losses	105,919	169,451
Noninterest income:
Gain on sale of investments	173	23
Gain on sale of loans	1,302	—
Service charges and fees	28,185	25,382
Trust and other financial services income	9,824	8,639
Insurance commission income	4,767	4,323
Gain/(loss) on real estate owned, net	(188)	88
Income from bank-owned life insurance	2,284	2,202
Mortgage banking income	13,216	404
Other operating income	3,909	3,964
Total noninterest income	63,472	45,025
Noninterest expense:
Compensation and employee benefits	82,795	80,196
Premises and occupancy costs	14,666	14,605
Office operations	7,093	6,839
Collections expense	1,118	1,247
Processing expenses	22,822	21,068
Marketing expenses	3,554	4,615
Federal deposit insurance premiums	1,618	1,387
Professional services	5,637	5,722
Amortization of intangible assets	3,411	3,207
Real estate owned expense	184	287
Restructuring/acquisition expense	12,137	3,031
Other expenses	12,739	6,732
Total noninterest expense	167,774	148,936
Income before income taxes	1,617	65,540
Income tax expense/(benefit)	(122)	14,113
Net income	$1,739	51,427

Basic earnings per share	$0.02	0.49
Diluted earnings per share	$0.02	0.49

Weighted average common shares outstanding - basic	113,672,131	104,173,601
Weighted average common shares outstanding - diluted	113,774,339	105,382,270

Annualized return on average equity	0.24%	7.99%
Annualized return on average assets	0.03%	1.02%
Annualized return on tangible common equity **	0.31%	10.75%

Efficiency ratio *	61.19%	63.25%
Annualized noninterest expense to average assets *	2.53%	2.84%
* Excludes restructuring/acquisition expenses and amortization of intangible assets (non-GAAP).
** Excludes goodwill and other intangible assets (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Reconciliation of Non-GAAP to GAAP Net Income (Unaudited) *
(dollars in thousands, except per share amounts)

	Quarter ended June 30,		Six months ended June 30,
	2020	2019	2020	2019
Operating results (non-GAAP):
Net interest income	$98,078	92,603	185,306	180,585
Provision for credit losses	12,279	4,667	16,203	11,134
Noninterest income	35,496	23,363	63,472	45,025
Noninterest expense	83,368	76,407	157,637	145,905
Income taxes	7,708	7,657	14,216	14,807
Net operating income (non-GAAP)	$30,219	27,235	60,722	53,764
Diluted earnings per share (non-GAAP)	$0.25	0.26	0.53	0.51

Average equity	$1,528,868	1,320,382	1,439,489	1,298,334
Average assets	13,590,131	10,412,664	12,093,801	10,150,040
Annualized return on average equity (non-GAAP)	7.95%	8.27%	8.48%	8.35%
Annualized return on average assets (non-GAAP)	0.89%	1.05%	1.01%	1.07%

Reconciliation of net operating income to net income:
Net operating income (non-GAAP)	$30,219	27,235	60,722	53,764
Non-GAAP adjustments, net of tax:
COVID-related provision **	(17,121)	—	(36,189)	—
CECL provision impact due to acquisition of MutualBank	(14,618)	—	(14,618)	—
PPP deferred origination costs	3,389	—	3,389	—
COVID-related off balance sheet provision **	(266)	—	(1,780)	—
Restructuring/acquisition expense	(7,803)	(852)	(9,785)	(2,337)
Net income/(loss) (GAAP)	$(6,200)	26,383	1,739	51,427
Diluted earnings per share (GAAP)	$(0.05)	0.25	0.02	0.49

Annualized return on average equity (GAAP)	(1.63)%	8.01%	0.24%	7.99%
Annualized return on average assets (GAAP)	(0.18)%	1.02%	0.03%	1.02%
* The table summarizes the Company’s results from operations on a GAAP basis and on an operating (non-GAAP) basis for the periods indicated. Operating results exclude estimated COVID-related provision, CECL provision related to the acquisition of MutualBank, PPP deferred origination costs, estimated COVID-related off balance sheet provision and restructuring/acquisition expense. The Company believes this non-GAAP presentation provides a meaningful comparison of operational performance and facilitates a more effective evaluation and comparison of results to assess performance in relation to ongoing operations.
** To arrive at the non-COVID related provision estimates, the Company applied Moody's forecast scenarios prior to the onset of COVID-19 to our loan portfolio at June 30, 2020.

Northwest Bancshares, Inc. and Subsidiaries
Regulatory capital requirements (Unaudited)
(dollars in thousands)

	At June 30, 2020
	Actual		Minimum capital requirements (1)		Well capitalized requirements
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital (to risk weighted assets)
Northwest Bancshares, Inc.	$1,521,506	14.454%	$1,105,299	10.500%	$1,052,666	10.000%
Northwest Bank	1,409,018	13.397%	1,104,346	10.500%	1,051,759	10.000%

Tier 1 capital (to risk weighted assets)
Northwest Bancshares, Inc.	1,383,261	13.141%	894,766	8.500%	842,133	8.000%
Northwest Bank	1,270,773	12.082%	893,995	8.500%	841,407	8.000%

Common equity tier 1 capital (to risk weighted assets)
Northwest Bancshares, Inc.	1,258,620	11.957%	736,866	7.000%	684,233	6.500%
Northwest Bank	1,270,773	12.082%	736,231	7.000%	683,643	6.500%

Tier 1 capital (leverage) (to average assets)
Northwest Bancshares, Inc.	1,383,261	10.488%	527,571	4.000%	659,464	5.000%
Northwest Bank	1,270,773	9.680%	525,093	4.000%	656,366	5.000%
(1) Amounts and ratios include the capital conservation buffer of 2.5%, which does not apply to Tier 1 capital to average assets (leverage ratio). For further information related to the capital conservation buffer, see "Item 1. Business - Supervision and Regulation" of our 2019 Annual Report on Form 10-K.

Northwest Bancshares, Inc. and Subsidiaries
Marketable securities (Unaudited)
(dollars in thousands)

	June 30, 2020
Marketable securities available-for-sale	Amortized cost	Gross unrealized holding gains	Gross unrealized holding losses	Fair value
Debt issued by the U.S. government and agencies:
Due after ten years	$10,000	112	—	10,112

Debt issued by government sponsored enterprises:
Due in less than one year	35,751	228	—	35,979
Due in one year through five years	25,225	292	—	25,517
Due in five years through ten years	13,302	134	(93)	13,343

Municipal securities:
Due in less than one year	3,634	5	—	3,639
Due in one year through five years	4,005	95	(3)	4,097
Due in five years through ten years	8,489	228	—	8,717
Due after ten years	96,640	2,785	(7)	99,418

Residential mortgage-backed securities:
Fixed rate pass-through	324,026	5,782	(230)	329,578
Variable rate pass-through	17,190	585	(14)	17,761
Fixed rate agency CMOs	586,290	13,320	(788)	598,822
Variable rate agency CMOs	51,706	165	(62)	51,809
Total residential mortgage-backed securities	979,212	19,852	(1,094)	997,970
Total marketable securities available-for-sale	$1,176,258	23,731	(1,197)	1,198,792

Marketable securities held-to-maturity
Residential mortgage-backed securities:
Fixed rate pass-through	$1,969	126	—	2,095
Variable rate pass-through	1,058	38	—	1,096
Fixed rate agency CMOs	12,784	658	—	13,442
Variable rate agency CMOs	604	8	—	612
Total residential mortgage-backed securities	16,415	830	—	17,245
Total marketable securities held-to-maturity	$16,415	830	—	17,245

Northwest Bancshares, Inc. and Subsidiaries
Borrowed funds (Unaudited)
(dollars in thousands)

	June 30, 2020
	Amount	Average rate
Term notes payable to the Federal Home Loan Bank (FHLB):
Payable to FHLB of Pittsburgh	$100,000	0.48%
Payable to the FHLB of Indianapolis acquired from MutualBank	200,481	1.65%
Total term notes payable to the FHLB	300,481
Collateralized borrowings, due within one year	139,598	0.29%
Total borrowed funds *	$440,079
* As of June 30, 2020, the Company had $3.1 billion of additional borrowing capacity available with the Federal Home Loan Bank of Pittsburgh, including a $250.0 million overnight line of credit, which had no balance, as well as $110.1 million of borrowing capacity available with the Federal Reserve Bank and $110.0 million with three correspondent banks.

Northwest Bancshares, Inc. and Subsidiaries
Asset quality (Unaudited)
(dollars in thousands)

	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Nonaccrual loans current:
Residential mortgage loans	$413	285	72	676	432
Home equity loans	481	592	197	607	475
Consumer loans	214	77	78	68	94
Commercial real estate loans	30,677	14,337	9,241	7,674	12,605
Commercial loans	6,551	3,514	3,424	3,777	5,666
Total nonaccrual loans current	$38,336	18,805	13,012	12,802	19,272
Nonaccrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$61	691	674	40	13
Home equity loans	247	159	224	102	418
Consumer loans	335	143	121	246	172
Commercial real estate loans	2,372	496	196	925	469
Commercial loans	—	—	55	44	45
Total nonaccrual loans delinquent 30 days to 59 days	$3,015	1,489	1,270	1,357	1,117
Nonaccrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$1,013	218	1,048	979	910
Home equity loans	960	539	689	436	717
Consumer loans	666	488	417	426	322
Commercial real estate loans	163	2,096	413	536	1,426
Commercial loans	768	37	341	—	780
Total nonaccrual loans delinquent 60 days to 89 days	$3,570	3,378	2,908	2,377	4,155
Nonaccrual loans delinquent 90 days or more:
Residential mortgage loans	$15,369	10,457	12,682	11,722	10,617
Home equity loans	7,060	5,816	5,635	5,966	5,591
Consumer loans	6,896	3,459	3,610	3,400	2,902
Commercial real estate loans	29,729	25,342	25,014	22,292	21,123
Commercial loans	11,535	16,685	4,739	5,741	2,920
Total nonaccrual loans delinquent 90 days or more	$70,589	61,759	51,680	49,121	43,153
Total nonaccrual loans	$115,510	85,431	68,870	65,657	67,697
Total nonaccrual loans	$115,510	85,431	68,870	65,657	67,697
Loans 90 days past maturity and still accruing	77	31	32	85	55
Nonperforming loans	115,587	85,462	68,902	65,742	67,752
Real estate owned, net	1,897	1,075	950	1,237	2,070
Nonperforming assets	$117,484	86,537	69,852	66,979	69,822
Nonaccrual troubled debt restructuring *	$17,562	17,375	9,043	9,138	13,375
Accruing troubled debt restructuring	17,888	15,977	22,956	21,162	17,894
Total troubled debt restructuring	$35,450	33,352	31,999	30,300	31,269

Nonperforming loans to total loans	1.06%	0.97%	0.78%	0.74%	0.78%
Nonperforming assets to total assets	0.85%	0.81%	0.67%	0.63%	0.66%
Allowance for credit losses to total loans	1.29%	1.05%	0.66%	0.60%	0.61%
Allowance for total loans excluding PPP loan balances	1.36%	N/A	N/A	N/A	N/A
Allowance for credit losses to nonperforming loans	121.63%	108.70%	84.09%	80.40%	78.38%
* Amounts included in nonperforming loans above.

Northwest Bancshares, Inc. and Subsidiaries
Loans by credit quality indicators (Unaudited)
(dollars in thousands)

At June 30, 2020	Pass	Special mention *	Substandard **	Doubtful ***	Loss	Loans receivable
Personal Banking:
Residential mortgage loans	$3,196,304	—	26,451	—	—	3,222,755
Home equity loans	1,438,339	—	12,031	—	—	1,450,370
Consumer loans	1,508,129	—	9,990	—	—	1,518,119
Total Personal Banking	6,142,772	—	48,472	—	—	6,191,244
Commercial Banking:
Commercial real estate loans	3,034,984	72,755	199,993	1,092	—	3,308,824
Commercial loans	1,270,279	41,458	42,692	4,290	—	1,358,719
Total Commercial Banking	4,305,263	114,213	242,685	5,382	—	4,667,543
Total loans	$10,448,035	114,213	291,157	5,382	—	10,858,787
At March 31, 2020
Personal Banking:
Residential mortgage loans	$2,830,596	—	7,690	—	—	2,838,286
Home equity loans	1,345,052	—	8,211	—	—	1,353,263
Consumer loans	1,174,067	—	3,988	—	—	1,178,055
Total Personal Banking	5,349,715	—	19,889	—	—	5,369,604
Commercial Banking:
Commercial real estate loans	2,537,736	73,967	143,765	—	—	2,755,468
Commercial loans	618,267	43,071	50,464	—	—	711,802
Total Commercial Banking	3,156,003	117,038	194,229	—	—	3,467,270
Total loans	$8,505,718	117,038	214,118	—	—	8,836,874
At December 31, 2019
Personal Banking:
Residential mortgage loans	$2,858,582	—	9,545	—	—	2,868,127
Home equity loans	1,336,111	—	6,807	—	—	1,342,918
Consumer loans	1,120,732	—	4,400	—	—	1,125,132
Total Personal Banking	5,315,425	—	20,752	—	—	5,336,177
Commercial Banking:
Commercial real estate loans	2,538,816	80,570	135,004	—	—	2,754,390
Commercial loans	616,983	42,380	58,744	—	—	718,107
Total Commercial Banking	3,155,799	122,950	193,748	—	—	3,472,497
Total loans	$8,471,224	122,950	214,500	—	—	8,808,674
At September 30, 2019
Personal Banking:
Residential mortgage loans	$2,887,077	—	9,056	—	—	2,896,133
Home equity loans	1,320,930	—	7,243	—	—	1,328,173
Consumer loans	1,090,030	—	4,263	—	—	1,094,293
Total Personal Banking	5,298,037	—	20,562	—	—	5,318,599
Commercial Banking:
Commercial real estate loans	2,601,025	69,380	142,253	181	—	2,812,839
Commercial loans	639,998	37,666	42,800	115	—	720,579
Total Commercial Banking	3,241,023	107,046	185,053	296	—	3,533,418
Total loans	$8,539,060	107,046	205,615	296	—	8,852,017
At June 30, 2019
Personal Banking:
Residential mortgage loans	$2,890,472	—	8,692	—	—	2,899,164
Home equity loans	1,307,887	—	7,060	—	—	1,314,947
Consumer loans	1,007,813	—	3,611	—	—	1,011,424
Total Personal Banking	5,206,172	—	19,363	—	—	5,225,535
Commercial Banking:
Commercial real estate loans	2,586,013	86,434	135,525	181	—	2,808,153
Commercial loans	621,889	38,182	42,141	982	—	703,194
Total Commercial Banking	3,207,902	124,616	177,666	1,163	—	3,511,347
Total loans	$8,414,074	124,616	197,029	1,163	—	8,736,882
* Includes $37.4 million, $13.1 million, $10.3 million, $8.7 million, and $8.1 million of acquired loans at June 30, 2020, March 31, 2020, December 31, 2019, September 30, 2019, and June 30, 2019, respectively.
** Includes $108.2 million, $56.8 million, $53.1 million, $46.6 million, and $38.6 million of acquired loans at June 30, 2020, March 31, 2020, December 31, 2019, September 30, 2019, and June 30, 2019, respectively.
***  Includes $1.1 million of acquired loans at June 30, 2020.

Northwest Bancshares, Inc. and Subsidiaries
Loan delinquency (Unaudited)
(dollars in thousands)

	June 30, 2020		*	March 31, 2020		*	December 31, 2019		*	September 30, 2019		*	June 30, 2019		*
(Number of loans and dollar amount of loans)
Loans delinquent 30 days to 59 days:
Residential mortgage loans	15	$629	—%	358	$32,755	1.2%	292	$23,296	0.8%	21	$1,236	—%	30	$1,629	0.1%
Home equity loans	118	4,569	0.3%	190	7,061	0.5%	173	6,469	0.5%	149	4,774	0.4%	148	4,573	0.3%
Consumer loans	629	7,199	0.5%	953	8,774	0.7%	960	9,208	0.8%	864	7,597	0.7%	856	7,630	0.7%
Commercial real estate loans	46	14,177	0.4%	58	12,895	0.5%	43	7,921	0.3%	27	5,308	0.2%	31	2,418	0.1%
Commercial loans	12	1,242	0.1%	35	7,545	1.1%	32	1,187	0.2%	20	362	0.1%	14	666	0.1%
Total loans delinquent 30 days to 59 days	820	$27,816	0.3%	1,594	$69,030	0.8%	1,500	$48,081	0.5%	1,081	$19,277	0.2%	1,079	$16,916	0.2%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	64	$5,364	0.2%	11	$511	—%	67	$5,693	0.2%	95	$5,320	0.2%	78	$6,264	0.2%
Home equity loans	59	2,326	0.2%	65	2,652	0.2%	66	2,405	0.2%	66	2,103	0.2%	59	2,319	0.2%
Consumer loans	258	2,916	0.2%	265	2,610	0.2%	395	3,302	0.3%	288	2,632	0.2%	338	2,897	0.3%
Commercial real estate loans	18	3,913	0.1%	12	2,981	0.1%	19	1,690	0.1%	15	1,893	0.1%	16	2,617	0.1%
Commercial loans	15	1,151	0.1%	10	309	—%	17	6,403	0.9%	10	589	0.1%	16	1,725	0.2%
Total loans delinquent 60 days to 89 days	414	$15,670	0.1%	363	$9,063	0.1%	564	$19,493	0.2%	474	$12,537	0.1%	507	$15,822	0.2%

Loans delinquent 90 days or more: **
Residential mortgage loans	185	$15,369	0.5%	129	$10,457	0.4%	141	$12,775	0.4%	138	$11,816	0.4%	129	$10,800	0.4%
Home equity loans	182	7,060	0.5%	152	5,816	0.4%	159	5,688	0.4%	157	5,966	0.4%	136	5,591	0.4%
Consumer loans	709	6,896	0.5%	445	3,459	0.3%	590	3,611	0.3%	398	3,401	0.3%	710	2,908	0.3%
Commercial real estate loans	149	29,729	0.9%	139	25,342	0.9%	129	25,014	0.9%	118	22,292	0.8%	118	21,123	0.7%
Commercial loans	47	11,535	0.8%	51	16,685	2.3%	37	4,739	0.7%	40	5,741	0.8%	25	2,920	0.4%
Total loans delinquent 90 days or more	1,272	$70,589	0.7%	916	$61,759	0.7%	1,056	$51,827	0.6%	851	$49,216	0.6%	1,118	$43,342	0.5%

Total loans delinquent	2,506	$114,075	1.1%	2,873	$139,852	1.6%	3,120	$119,401	1.4%	2,406	$81,030	0.9%	2,704	$76,080	0.9%
* Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.
** Includes purchased credit deteriorated loans of $18.0 million at June 30, 2020 and $298,000 at March 31, 2020, and purchased credit impaired loans of $147,000, $95,000, and $190,000 at December 31, 2019, September 30, 2019, and June 30, 2019, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Analysis of loan portfolio by loan sector (Unaudited)
(dollars in thousands)
Loans outstanding
The following table provides delinquency information for various loan sectors in our portfolio that are potentially vulnerable to the COVID-19 pandemic impacts at June 30, 2020:

At June 30, 2020	30-59 days delinquent	*	60-89 days delinquent	*	90 days or greater delinquent	*	Total delinquent	*	Current	*	Total loans receivable	*
Restaurants/bars	$1,052	—%	$—	—%	$171	—%	$1,223	—%	$96,211	0.9%	$97,434	0.9%
Hotels/hospitality	3,368	—%	—	—%	—	—%	3,368	—%	183,232	1.7%	186,600	1.7%
Gyms and fitness	—	—%	—	—%	—	—%	—	—%	5,385	—%	5,385	—%
Transportation	20	—%	—	—%	3,353	—%	3,373	—%	61,485	0.6%	64,858	0.6%
Oil and gas	—	—%	—	—%	296	—%	296	—%	11,139	0.1%	11,435	0.1%
Residential care facilities	—	—%	—	—%	—	—%	—	—%	228,412	2.1%	228,412	2.1%
Retail buildings	600	—%	291	—%	786	—%	1,677	—%	441,355	4.1%	443,032	4.1%
Education/student housing	—	—%	—	—%	503	—%	503	—%	143,306	1.3%	143,809	1.3%
Construction/development:
Education/student housing	—	—%	—	—%	—	—%	—	—%	33,520	0.3%	33,520	0.3%
Hotels/hospitality	—	—%	—	—%	—	—%	—	—%	25,514	0.2%	25,514	0.2%
Residential care facilities	—	—%	—	—%	—	—%	—	—%	35,861	0.3%	35,861	0.3%
All other construction/development	2,650	—%	351	—%	5,587	0.1%	8,588	0.1%	193,589	1.8%	202,177	1.9%
All other sectors	20,126	0.2%	15,028	0.1%	59,893	0.6%	95,047	0.9%	9,285,703	85.5%	9,380,750	86.4%
Total loans	$27,816	0.3%	$15,670	0.1%	$70,589	0.7%	$114,075	1.1%	$10,744,712	98.9%	$10,858,787	100.0%
* Percent of total loans outstanding.

Loan deferrals
The following table represents loans that entered into various deferments offered by the Company to aid customers in the COVID-19 pandemic. The loan balances are as of June 30, 2020, however, the approval of the deferral occurred prior and was executed by the Company by June 30, 2020. Of these loan deferrals, 303 borrowers applied for and received PPP loans totaling approximately $51.8 million:

	Total loan deferrals			Second request deferrals approved
At June 30, 2020	Number of loans	Outstanding principal balance	**	Number of loans	Outstanding principal balance	**
Residential mortgage loans	936	$131,567	4.1%	10	$1,660	0.1%
Home equity loans	652	42,836	3.0%	11	786	0.1%
Consumer loans	2,455	49,374	3.3%	128	3,033	0.2%
Commercial real estate loans	1,511	967,340	29.2%	5	2,323	0.1%
Commercial loans	652	120,999	8.9%	5	630	—%
Total loans	6,206	$1,312,116	12.1%	159	$8,432	0.1%
** Percent of total loan type outstanding.

Northwest Bancshares, Inc. and Subsidiaries
Allowance for credit losses (Unaudited)
(dollars in thousands)

	Quarter ended
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
Beginning balance	$92,897	57,941	52,859	53,107	55,721
CECL adoption	—	10,792	—	—	—
Initial allowance on loans purchased with credit deterioration	8,845	—	—	—	—
Provision	51,750	27,637	8,223	3,302	4,667
Charge-offs residential mortgage	(38)	(343)	(222)	(190)	(397)
Charge-offs home equity	(173)	(289)	(113)	(466)	(389)
Charge-offs consumer	(3,191)	(3,488)	(3,142)	(3,078)	(2,566)
Charge-offs commercial real estate	(690)	(331)	(107)	(389)	(4,367)
Charge-offs commercial	(10,349)	(815)	(1,143)	(1,151)	(1,087)
Recoveries	1,535	1,793	1,586	1,724	1,525
Ending balance	$140,586	92,897	57,941	52,859	53,107
Net charge-offs to average loans, annualized	0.51%	0.16%	0.14%	0.16%	0.34%

	Six months ended June 30,
	2020	2019
Beginning balance	$57,941	55,214
CECL adoption	10,792	—
Initial allowance on loans purchased with credit deterioration	8,845	—
Provision	79,387	11,134
Charge-offs residential mortgage	(381)	(754)
Charge-offs home equity	(462)	(542)
Charge-offs consumer	(6,679)	(5,587)
Charge-offs commercial real estate	(1,021)	(4,971)
Charge-offs commercial	(11,164)	(4,357)
Recoveries	3,328	2,970
Ending balance	$140,586	53,107
Net charge-offs to average loans, annualized	0.35%	0.34%

	June 30, 2020
	Originated loans		Acquired loans		Total loans
	Balance	Reserve	Balance	Reserve	Balance	Reserve
Residential mortgage loans	$2,840,430	9,846	382,325	1,862	3,222,755	11,708
Home equity loans	1,153,969	7,272	296,401	2,091	1,450,370	9,363
Consumer loans	1,207,050	12,794	311,069	3,547	1,518,119	16,341
Personal Banking Loans	5,201,449	29,912	989,795	7,500	6,191,244	37,412
Commercial real estate loans	2,422,605	63,654	886,219	24,006	3,308,824	87,660
Commercial loans	1,140,714	12,497	218,005	3,017	1,358,719	15,514
Commercial Banking Loans	3,563,319	76,151	1,104,224	27,023	4,667,543	103,174
Total Loans	$8,764,768	106,063	2,094,019	34,523	10,858,787	140,586

Northwest Bancshares, Inc. and Subsidiaries
Average balance sheet (Unaudited)
(dollars in thousands)
        The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended
	June 30, 2020			March 31, 2020			December 31, 2019			September 30, 2019			June 30, 2019
	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)
Assets:
Interest-earning assets:
Residential mortgage loans	$3,092,392	29,019	3.75%	$2,845,483	28,062	3.94%	$2,847,932	28,011	3.93%	$2,894,716	28,991	4.01%	$2,857,425	29,300	4.10%
Home equity loans	1,415,091	13,806	3.92%	1,345,059	14,801	4.43%	1,333,748	15,354	4.57%	1,316,033	16,131	4.86%	1,319,056	17,717	5.39%
Consumer loans	1,375,130	14,993	4.39%	1,123,336	12,160	4.35%	1,073,565	12,016	4.44%	1,028,579	11,916	4.60%	945,080	10,736	4.57%
Commercial real estate loans	3,156,749	34,595	4.34%	2,747,419	31,437	4.53%	2,741,687	32,985	4.71%	2,796,351	34,441	4.82%	2,801,953	35,537	5.02%
Commercial loans	1,161,228	11,269	3.84%	712,621	8,856	4.92%	717,438	9,841	5.37%	710,847	9,949	5.48%	670,613	7,966	4.70%
Total loans receivable (a) (b) (d)	10,200,590	103,682	4.09%	8,773,918	95,316	4.37%	8,714,370	98,207	4.47%	8,746,526	101,428	4.60%	8,594,127	101,256	4.73%
Mortgage-backed securities (c)	714,657	4,038	2.26%	668,470	4,175	2.50%	667,910	4,237	2.54%	641,085	4,188	2.61%	644,887	4,280	2.65%
Investment securities (c) (d)	170,309	1,244	2.92%	144,152	881	2.44%	151,289	938	2.48%	218,753	1,168	2.14%	226,325	1,198	2.12%
FHLB stock, at cost	22,192	309	5.60%	15,931	262	6.61%	13,400	262	7.76%	16,302	307	7.47%	16,117	316	7.86%
Other interest-earning deposits	623,870	185	0.12%	34,697	135	1.54%	31,624	169	2.09%	28,832	172	2.33%	20,983	159	3.00%
Total interest-earning assets	11,731,618	109,458	3.75%	9,637,168	100,769	4.21%	9,578,593	103,813	4.30%	9,651,498	107,263	4.41%	9,502,439	107,209	4.53%
Noninterest-earning assets (e)	1,858,513			960,303			869,117			916,781			910,225
Total assets	$13,590,131			$10,597,471			$10,447,710			$10,568,279			$10,412,664
Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$1,884,202	648	0.14%	$1,611,111	727	0.18%	$1,615,996	792	0.19%	$1,658,670	788	0.19%	$1,696,715	777	0.18%
Interest-bearing demand deposits	2,428,060	812	0.13%	1,915,871	1,307	0.27%	1,769,623	1,570	0.35%	1,655,952	1,711	0.41%	1,674,779	1,569	0.38%
Money market deposit accounts	2,204,810	1,600	0.29%	1,921,243	3,088	0.65%	1,845,535	3,226	0.69%	1,798,175	3,772	0.83%	1,776,558	3,433	0.78%
Time deposits	1,761,260	6,276	1.43%	1,528,891	6,281	1.65%	1,607,992	7,305	1.80%	1,618,591	7,423	1.82%	1,561,034	6,705	1.72%
Borrowed funds (f)	371,700	296	0.32%	240,118	709	1.19%	177,670	444	0.99%	243,960	1,002	1.63%	147,119	413	1.13%
Junior subordinated debentures	127,472	837	2.60%	121,809	1,038	3.37%	121,796	1,136	3.65%	121,767	1,235	3.97%	121,757	1,307	4.25%
Total interest-bearing liabilities	8,777,504	10,469	0.48%	7,339,043	13,150	0.72%	7,138,612	14,473	0.80%	7,097,115	15,931	0.89%	6,977,962	14,204	0.82%
Noninterest-bearing demand deposits (g)	2,401,368			1,640,180			1,800,861			1,915,392			1,888,697
Noninterest-bearing liabilities	882,391			268,139			158,434			216,433			225,623
Total liabilities	12,061,263			9,247,362			9,097,907			9,228,940			9,092,282
Shareholders’ equity	1,528,868			1,350,109			1,349,803			1,339,339			1,320,382
Total liabilities and shareholders’ equity	$13,590,131			$10,597,471			$10,447,710			$10,568,279			$10,412,664
Net interest income/Interest rate spread		98,989	3.27%		87,619	3.48%		89,340	3.50%		91,332	3.52%		93,005	3.71%
Net interest-earning assets/Net interest margin	$2,954,114		3.38%	$2,298,125		3.66%	$2,439,981		3.73%	$2,554,383		3.79%	$2,524,477		3.91%
Ratio of interest-earning assets to interest-bearing liabilities	1.34X			1.31X			1.34X			1.36X			1.36X
(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b) Interest income includes accretion/amortization of deferred loan fees/expenses, which was not material.
(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent ("FTE") basis.
(e)  Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f) Average balances include FHLB borrowings and collateralized borrowings.
(g) Average cost of deposits were 0.35%, 0.53%, 0.59%, 0.63%, and 0.58%, respectively.
(h) Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 4.06%, 4.35%, 4.46%, 4.59%, and 4.71%, respectively, Investment securities - 2.36%, 2.31%, 2.34%, 2.03%, and 2.01%, respectively, Interest-earning assets - 3.72%, 4.19%, 4.28%, 4.39%, and 4.51%, respectively. GAAP basis net interest rate spreads were 3.24%, 3.47%, 3.48%, 3.50%, and 3.69%, respectively, and GAAP basis net interest margins were 3.34%, 3.64%, 3.71%, 3.77%, and 3.90%, respectively.

Average Balance Sheet
(in thousands)

        The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on interest-earning assets and average cost of interest-bearing liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Six months ended June 30,
	2020			2019
	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)
Assets
Interest-earning assets:
Residential mortgage loans	$2,969,096	57,081	3.85%	$2,850,031	58,582	4.11%
Home equity loans	1,380,076	28,607	4.17%	1,292,662	33,765	5.27%
Consumer loans	1,249,233	27,153	4.37%	909,007	20,927	4.64%
Commercial real estate loans	2,952,084	66,032	4.42%	2,681,848	66,303	4.92%
Commercial loans	936,924	20,124	4.25%	643,005	16,933	5.24%
Loans receivable (a) (b) (d)	9,487,413	198,997	4.22%	8,376,553	196,510	4.73%
Mortgage-backed securities (c)	691,564	8,213	2.38%	624,786	8,245	2.64%
Investment securities (c) (d)	157,231	2,125	2.70%	226,815	2,364	2.08%
FHLB stock, at cost	19,062	571	6.02%	16,096	487	6.10%
Other interest-earning deposits	329,284	320	0.19%	16,381	259	3.14%
Total interest-earning assets	10,684,554	210,226	3.96%	9,260,631	207,865	4.53%
Noninterest-earning assets (e)	1,409,247			889,409

Total assets	$12,093,801			$10,150,040

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Savings deposits	$1,747,656	1,375	0.16%	$1,673,957	1,535	0.18%
Interest-bearing demand deposits	2,171,970	2,119	0.20%	1,588,989	2,732	0.35%
Money market deposit accounts	2,061,226	4,688	0.46%	1,735,185	6,011	0.70%
Time deposits	1,645,077	12,557	1.54%	1,497,208	12,351	1.66%
Borrowed funds (f)	305,910	1,005	0.66%	202,029	1,419	1.42%
Junior subordinated debentures	124,638	1,875	2.98%	118,242	2,463	4.14%
Total interest-bearing liabilities	8,056,477	23,619	0.59%	6,815,610	26,511	0.78%
Noninterest-bearing demand deposits (g)	2,022,177			1,699,496
Noninterest-bearing liabilities	575,658			336,600

Total liabilities	10,654,312			8,851,706

Shareholders’ equity	1,439,489			1,298,334

Total liabilities and shareholders’ equity	$12,093,801			$10,150,040

Net interest income/Interest rate spread		186,607	3.37%		181,354	3.75%

Net interest-earning assets/Net interest margin	$2,628,077		3.49%	$2,445,021		3.92%

Ratio of interest-earning assets to interest-bearing liabilities	1.33X			1.36X
(a)Average gross loans includes loans held as available-for-sale and loans placed on nonaccrual status.
(b)Interest income includes accretion/amortization of deferred loan fees/expenses, which were not material.
(c)Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d)Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent ("FTE") basis.
(e)Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f)Average balances include FHLB borrowings and collateralized borrowings.
(g)Average cost of deposits were 0.43% and 0.56%, respectively.
(h)Shown on a FTE basis. GAAP basis yields were: loans — 4.20% and 4.71%, respectively; investment securities — 2.34% and 1.99%, respectively; interest-earning assets — 3.93% and 4.51%, respectively. GAAP basis net interest rate spreads were 3.34% and 3.73%, respectively; and GAAP basis net interest margins were 3.47% and 3.90%, respectively.